UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2022

INNOSPEC INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13879

Delaware	98-0181725
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8310 South Valley Highway, Suite 350

Englewood, Colorado, 80112

(Address of principal executive offices, including zip code)

(303)792-5554

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	IOSP	NASDAQ

Item 5.07.	Submission of Matters to a Vote of Security Holders

Proposal 1 – Election of three Class III directors

At the annual meeting of Innospec shareholders held on May 4, 2022, the shareholders elected the directors nominated in the Innospec Proxy Statement, dated March 19, with the following votes for and votes withheld:

Director	Votes For	Votes Withheld	Broker Non-Votes
David F. Landless	22,503,235	541,013	587,035
Lawrence J. Padfield	22,923,266	120,982	587,035
Patrick S. Williams	22,936,258	107,990	587,035

Proposal 2 – Ratification of the Election of one Class II director

Director	Votes For	Votes Withheld	Broker Non-Votes
Leslie J. Parrette	22,909,117	0	587,035

Proposal 3 – Advisory approval of the Company’s executive compensation

For:	22,467,964
Withheld:	529,713
Abstain:	46,571
Broker Non-Votes:	587,035

Proposal 4 – Ratification of the appointment of the Company’s independent registered public accounting firm for 2022

For:	23,603,686
Withheld:	18,604
Abstain:	8,992

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOSPEC INC.

Date: May 5, 2022	By:	/s/ David B. Jones
David B. Jones
Senior Vice President, General Counsel and Chief Compliance Officer